                                                                     EXHIBIT 99a










                                PROJECT ELECTRO

                       PRESENTATION TO BOARD OF DIRECTORS

                                  MAY 21, 1998

                            PETER J. SOLOMON COMPANY

                                     LIMITED

PETER J. SOLOMON COMPANY

                                PROJECT ELECTRO
________________________________________________________________________________

This presentation has been prepared by Peter J. Solomon Company Limited ("PJSC") from materials and information supplied (whether orally or in writing) by Zenith Electronics Corporation ("Zenith" or the "Company").

This presentation includes certain statements, estimates and projections provided by the Company with respect to the historical and anticipated future performance of the Company and certain potential strategic alternatives. Such statements, estimates and projections contain or are based on significant assumptions and subjective judgments made by Company management ("Management"). These assumptions and judgments may or may not be correct, and there can be no assurance that any projected results are attainable or will be realized. PJSC has not attempted to verify any such statements, estimates and projections, and as such, PJSC makes no representation or warranty as to, and assumes no responsibility for, their accuracy or completeness or for the effect which any such inaccuracy or incompleteness may have on the results or judgments contained in this presentation.

Except where otherwise indicated, this analysis speaks as of the date hereof. Under no circumstances should the delivery of this document imply that the analysis would be the same if made as of any other date.

THIS REPORT HAS BEEN ISSUED FOR THE BENEFIT OF THE BOARD OF DIRECTORS OF THE COMPANY. IT IS NOT INTENDED TO BE USED, AND SHOULD NOT BE RELIED UPON, BY ANY OTHER PERSON.

THIS REPORT IS CONFIDENTIAL AND SHOULD NOT, WITHOUT PRIOR WRITTEN CONSENT OF PJSC, BE COPIED OR MADE AVAILABLE TO ANY PERSON OTHER THAN THE DIRECTORS OF THE COMPANY.

PJSC SHALL NOT HAVE LIABILITY, WHETHER DIRECT OR INDIRECT, IN CONTRACT OR TORT OR OTHERWISE, TO ANY PERSON IN CONNECTION WITH THIS PRESENTATION.

PETER J. SOLOMON COMPANY



                                PROJECT ELECTRO

                               TABLE OF CONTENTS


  TAB                                                                 PAGE
  ---                                                                 ----

I.              Going Concern Analysis . . . . . . . . . . . . . . .   1

II.             Analysis of LG Proposal. . . . . . . . . . . . . . .   18

III.            Preliminary Liquidation Analysis . . . . . . . . . .   11

PETER  J. SOLOMON COMPANY


                                PROJECT ELECTRO
--------------------------------------------------------------------------------
                             GOING CONCERN ANALYSIS
________________________________________________________________________________
(Dollars in Millions)


                                       SUMMARY
                               GOING CONCERN VALUATION
                               -----------------------
Enterprise Value(a)                    $127.0
Domestic VSB Technology Value(b)        186.0
                                       ------
     Total Value                       $313.0
                                       ======

________________________________________________________________________________

(a) Per Electro Business Plan, dated April 16, 1998. Business plan is adjusted to exclude projected VSB royalties. Enterprise value based on 14.0x EBIT multiple and a 12.0% discount rate equal to the weighted average cost of capital (WACC) of the comparable company group.

(b) VSB valuation assumes a $2.50 PC royalty fee, 25.0% discount rate applied to royalty fee income cash flows through 2011 and availability of Company NOLs to shelter VSB and operating cash flow. Excludes any potential value for international VSB royalties.

PETER J. SOLOMON COMPANY


                                PROJECT ELECTRO

                             Going Concern Analysis

Electro Discounted Cash Flow Analysis
(Dollars in Millions)

--------------------------------
Excludes VSB Royalty Revenues(a)
--------------------------------

                                        Projected Fiscal Year Ended December 31,
                                        ----------------------------------------
                                         1998     1999     2000     2001    2002
                                        -----    -----     -----    -----  -----
Net Revenue                             $989.5   $908.3   $892.2   $939.5   $997.1
EBITDA                                   (46.3)   (17.6)    12.6     15.7     24.6
__% of Revenues                           (4.7%)   (1.9%)    1.4%     1.7%     2.5%
EBIT                                     (81.0)   (28.9)     5.9      9.0     17.6
__% of Sales                              (8.2%)   (3.2%)    0.7%     1.0%     1.8%
Taxes __ 0.0%                              0.0      0.0      0.0      0.0      0.0
                                        ------------------------------------------
Tax-Adjusted EBIT                        (81.0)   (28.9)     5.9      9.0     17.6
Depreciation & Amortization               34.7     11.3      6.7      6.7      7.0
Capital Expenditures                    (107.4)    (5.0)    (5.0)    (5.0)    (5.0)
Change in Net Working Capital            (55.5)    57.4     46.0     (2.1)    (7.8)
Proceeds from Asset Sales                 62.7    159.6      0.0      0.0      0.0
Restructuring Costs                      (39.1)   (51.5)    (7.8)    (5.6)    (4.2)
                                       -------------------------------------------
Free Cash Flow                         ($185.6)  $142.9    $45.8     $3.0     $7.6
                                       ===========================================
  Growth in Free Cash Flow                   -       NM      -68%     -93%     153%


TERMINAL VALUE/EBIT MULTIPLE              12.0x                  13.0x                    14.0x               15.0x
                                       --------------------------------------------------------------------------------------------
Discount Rate                      12.0%   14.0%   16.0%      12.0%   14.0%   16.0%    12.0%   14.0%   16.0%   12.0%   14.0%  16.0%
                                 --------------------------------------------------------------------------------------------------
Present Value of Free Cash Flow  ($13.0) ($16.2) ($19.2)    ($13.0) ($16.2) ($19.2)  ($13.0) ($16.2) ($19.2) ($13.0) ($16.2)($19.2)
Present Value of Terminal Value   119.8   109.7   100.6      129.8   118.8   108.9    139.8   128.0   117.3   149.8   137.1  125.7
                                  -----   -----   -----      -----   -----   -----    -----   -----   -----   -----   -----  -----
Enterprise Value                 $106.9   $93.5   $81.4     $116.9  $102.6   $89.8   $126.8  $111.8   $98.1  $136.8  $120.9 $106.5
                                                                                     ------
Terminal Value as a % of
Enterprise Value                  112.1%  117.3%  123.6%     111.1%  115.8%  121.4%   110.2%  114.5%  119.6%  109.5%  113.4% 118.0%
                                 --------------------------------------------------------------------------------------------------

___________________________________________________________________________________________________________________________________
Source: Electro 1998-2000 Business Plan dated April 16, 1998.
(a) Business plan projected income statement includes certain R&D/engineering costs associated with VSB technologies, but is adjusted to exclude projected VSB royalties.

PETER J. SOLOMON COMPANY

                                PROJECT ELECTRO
--------------------------------------------------------------------------------
                             Going Concern Analysis

Analysis of Selected Consumer Electronics Companies
--------------------------------------------------------------------------------
(Dollars in millions, except per share amounts)

------------------------------------------------------------------------------------------------------------------------------------
MARKET DATA                                                                           Equity Value             Enterprise Value as a
                                                         Price/Earnings Multiples         as a                    Multiple of LTM:
                                        Closing    ----------------------------------  Multiple of             ---------------------
                                        Price on   Equity            CY 1998  CY 1999    Tangible   Enterprise  Net
Selected Companies                      5/19/98    Value    LTM EPS   EPS(a)   EPS(a)   Book Value   Value(b)  Sales   EBIT   EBITDA
------------------------------------------------------------------------------------------------------------------------------------
                              ELECTRO   $1.625     $109.7     NM        NA      NA          NM      $   330.3   29.1%   NM      NM
                     Hitachi, Ltd.(c)    7.397   24,690.9    31.2      49.3    41.9        0.9       33,716.1   44.1%   12.9   4.5
Matsushita Electric Industrial Co.(d)   15.946   33,682.0    37.6      37.1    32.2        1.1       35,859.2   57.0%   13.0   6.1
         Mitsubishi Electric Corp.(e)    2.529    5,430.7    79.0       NM      NM          NM       12,203.9   40.6%   15.5   4.6
             Philips Electronics N.V.  100.353   36,932.7    20.4      17.1    13.7        4.7       40,940.8  104.5%   15.2   8.9
             Pioneer Electronic Corp.   18.402    3,304.5    55.3      45.2    39.3        1.3        3,759.7   88.4%   24.4   9.7
                           Sony Corp.   85.044   34,133.6    18.7      19.9    18.3        3.0       41,464.3   75.8%    9.8   6.2

                                                                                                    --------------------------------
                                                                                                       MEAN(f)  68.4%   15.1   6.7
                                                                                                     MEDIAN(f)  66.4%   14.1   6.1
                                                                                                    --------------------------------

------------------------------------------------------------------------------------------------------------------------------
OPERATING DATA                                                                                                   Net Income
                                               Net Sales               EBITDA                 EBIT               to Common
                                           -----------------       --------------        ---------------      ----------------
                                           LTM         CAGR        LTM       CAGR        LTM        CAGR      LTM       CAGR
------------------------------------------------------------------------------------------------------------------------------
                              ELECTRO    $ 1,135.3    (4.0%)      ($176.2)    NM       ($216.0)      NM      ($242.5)    NM
                     Hitachi, Ltd.(c)     76,403.5    (0.5%)      7,435.1   (4.7%)     2,606.1     (5.7%)      817.7   (17.3%)
Matsushita Electric Industrial Co.(d)     62,868.0    (1.3%)      5,872.5   (9.1%)     2,766.2      6.9%     1,112.3    15.9%
         Mitsubishi Electric Corp.(e)     30,041.9    (4.2%)      2,676.0   (7.9%)       785.1    (18.5%)       68.7   (59.7%)
             Philips Electronics N.V.     39,188.6    (1.3%)      4,611.2    1.0%      2,693.6     (0.0%)    1,719.2     0.8%
             Pioneer Electronic Corp.      4,254.9    (6.8%)        387.0    0.4%        154.2     12.1%        60.4    35.1%
                           Sony Corp.     54,719.8    11.9%       6,709.8   33.0%      4,229.8     91.9%     1,737.2      NM


------------------------------------------------------------------------------------------------------------------------------------
SELECTED RATIOS                                                                                              Return on
                                        Net Working                                                            Common     Net Debt/
                                       Capital/Sales   EBITDA/Sales       EBIT/Sales       Net Income/Sales    Equity     Total Cap.
                                       -------------  ---------------   ---------------   ----------------   ----------   ----------
                                            LTM       LTM     Average   LTM     Average    LTM     Average       LTM          LTM
------------------------------------------------------------------------------------------------------------------------------------
                              ELECTRO      (8.5%)    (15.5%)   (8.5%)  (19.0%)  (11.4%)   (21.4%)  (13.0%)       NM         188.5%
                     Hitachi, Ltd.(c)      17.0%       9.7%    10.5%     3.4%     3.8%      1.1%     1.4%       3.0%          5.9%
Matsushita Electric Industrial Co.(d)     (49.8%)      9.3%     9.3%     4.4%     4.0%      1.8%     1.2%       3.7%         (6.2%)
         Mitsubishi Electric Corp.(e)      15.8%       8.9%     9.8%     2.6%     3.5%      0.2%     1.1%       1.1%         36.4%
             Philips Electronics N.V.       7.7%      11.8%    10.8%     6.9%     5.9%      4.4%     3.4%      17.9%         19.8%
             Pioneer Electronic Corp.      28.9%       9.1%     5.9%     3.6%     0.9%      1.4%     0.2%       2.4%         11.9%
                           Sony Corp.      11.9%      12.3%     9.3%     7.7%     4.2%      3.2%     0.1%      12.9%         25.0%

                                            MEAN(f)   10.2%     9.3%     4.8%     3.7%
                                          MEDIAN(f)    9.5%     9.6%     4.0%     3.9%

------------------------------------------------------------------------------------------------------------------------------------

NOTE: CAGRs (Compound Annual Growth Rates) and Averages are for the last three completed fiscal years for each company. All operating data has been adjusted to exclude unusual and extraordinary items.

(a) Source of projected EPS estimates: First Call - median estimate of Wall Street analysts as of 05/19/98.

(b) Enterprise value represents equity value plus book values of total debt, preferred stock and minority interest less cash.

(c)  LTM data is as of September 30, 1997.

(d)  LTM data is as of December 31, 1997.

(e)  LTM data is as of March 31, 1997.

(f)  Mean and median exclude ELECTRO.

PETER J. SOLOMON COMPANY

                                PROJECT ELECTRO
--------------------------------------------------------------------------------
                             GOING CONCERN ANALYSIS

VSB VALUATION ASSUMING USE OF NOLS
--------------------------------------------------------------------------------
(DOLLARS IN MILLIONS)

-------------------
ASSUMES USE OF NOLS
-------------------

                                  1996      1997      1998       1999       2000       2001       2002      2003        2004
                                  ----      ----      ----       ----       ----       ----       ----      ----        ----
Aggregate Royalty Income          $0.0      $0.0      $0.0      $4.5       $23.6      $42.5      $67.1      $83.6      $102.2
Unsheltered Earnings               0.0       0.0       0.0       0.0        (0.0)      (0.0)      (0.0)      (0.0)       (0.0)
Taxes                38.%          0.0       0.0       0.0       0.0        (0.0)      (0.0)      (0.0)      (0.0)       (0.0)
                                  ----      ----      ----      ----       -----      -----      -----      -----       -----
Net VSB Royalty Income             0.0       0.0       0.0       4.5        23.6       42.5       67.1       83.6       102.2

Calculation of Remaining NOLs
-----------------------------
Pre-LG NOLs(a)                                       481.0     485.5       509.1      551.6      618.7      697.0       724.0
Utilizable Beginning              27.0      54.0      81.0     108.0       130.5      133.9      118.4       78.3        27.0
Pre-LG NOLs Utilized               0.0       0.0       0.0      (4.5)      (23.6)     (42.5)     (67.1)     (78.3)      (27.0)
                                  ----      ----      ----     -----       -----      -----      -----      -----       -----
Utilizable End                    27.0      54.0      81.0     103.5       106.9       91.4       51.3        0.0         0.0

Post LG NOL (beginning)                             $354.6    $425.7      $389.0     $409.9     $420.6     $417.5      $412.2
Post LG NOL Utilized                                   0.0       0.0         0.0        0.0        0.0       (5.3)      (75.2)
NOL Generated(b)                                      71.1     (36.7)       20.9       10.7       (3.2)       0.0         0.0
                                                      ----     -----       -----      -----      -----      -----       -----
Post LG NOL (ending)                                $425.7    $389.0      $409.9     $420.6     $417.5     $412.2      $337.0

                                     2005      2006       2007       2008       2009       2010       2011
                                     ----      ----       ----       ----       ----       ----       ----
Aggregate Royalty Income            $122.4    $137.0     $150.6     $169.1     $191.7     $214.9     $242.4
Unsheltered Earnings                  (0.0)      0.0        0.0      134.2      164.7      187.9      242.4
Taxes                                 (0.0)      0.0        0.0       51.0       62.6       71.4       92.1
                                     -----     -----      -----      -----      -----      -----      -----
Net VSB Royalty Income               122.4     137.0      150.6      118.1      129.1      143.5      150.3

Calculation of Remaining NOLs
-----------------------------
Pre-LG NOLs(a)                         0.0       0.0        0.0        0.0        0.0        0.0        0.0
Utilizable Beginning                  27.0      27.0       27.0       27.0       27.0       27.0        0.0
Pre-LG NOLs Utilized                 (27.0)    (27.0)     (27.0)     (27.0)     (27.0)     (27.0)       0.0
                                     -----     -----      -----      -----      -----      -----      -----
Utilizable End                         0.0       0.0        0.0        0.0        0.0        0.0        0.0

Post LG NOL (beginning)             $337.0    $241.6     $131.5       $7.9       $0.0       $0.0       $0.0
Post LG NOL Utilized                 (95.4)   (110.0)    (123.6)      (7.9)       0.0        0.0        0.0
NOL Generated(b)                       0.0       0.0        0.0        0.0        0.0        0.0        0.0
                                    ------    ------      -----      -----      -----      -----      -----
Post LG NOL (ending)                $241.6    $131.5       $7.9       $0.0       $0.0       $0.0       $0.0

-----------------------------------------------------------               ---------------------------------------------------
1998 Net Income                                    ($348.1)                                  Discount Rate:
Cancellation of Debt Income (c)                      277.0                                   --------------
                                                   -------                20.0%      25.0%       30.0%       35.0%      40.0%
1998 NOL                                            ($71.1)               ------     ------      ------      ------     -----
                                                                          $255.6     $186.3      $139.5      $107.0     $83.7
-----------------------------------------------------------               ---------------------------------------------------

----------------------------------------------------------------------------------------------------------

                         CALCULATION OF NET INCOME ADJUSTED FOR THE EXCLUSION OF VSB ROYALTY INCOME:
                                      --------------------------------------------------------------------
                                          1998          1999          2000           2001           2002
                                      --------------------------------------------------------------------
                      Old EBIT          ($81.0)        ($26.2)        $20.3          $33.0          $50.7
                      New EBIT           (81.0)         (28.9)          5.9            9.0           17.6
                                      --------------------------------------------------------------------
             EBIT Differential             0.0           (2.7)        (14.4)         (24.0)         (33.1)
              Incremental Debt             0.0           (2.7)        (17.1)         (41.1)         (74.2)
                                      --------------------------------------------------------------------
Incremental Interest Expense @ 9.3%        0.0           (0.1)         (0.9)          (2.7)          (5.3)
                Old Net Income         ($348.1)         $36.8        ($20.0)         ($8.0)          $8.5
                New Net Income          (348.1)          36.7         (20.9)         (10.7)           3.2

----------------------------------------------------------------------------------------------------------

Note: Assumes no net tax attributable on account of cancellation of indenture pursuant to a restructure.

(a) Source: Electro 1997 10-K. Utilizable at a maximum rate of $27MM per year up until 2010. When unutilized the $27MM carried forward.

(b) Negative NOL generation in 1999 and 2002 represents NOL utilized in Company operations per Electro Business plan dated April 16, 1998.

(c)  Per LG proposal.

PETER J. SOLOMON COMPANY

                               PROJECTED ELECTRO
--------------------------------------------------------------------------------
                             GOING CONCERN ANALYSIS

SUMMARY VALUATION: VSB TECHNOLOGY BASE CASE
-----------------------------------------------------------------------------------------------
(AMOUNTS IN MILLIONS, EXCEPT AVERAGE ROYALTY FEES)

                                 1999      2000       2001     2002      2003      2004      2005
                               ------    ------    ------    ------    ------    ------    ------
DOMESTIC
Cable Box    Box Type:   QAM
Market Size                       8.0      8.0       8.0       8.0       8.0       8.0       8.0
% Digital                       20.0%     35.0%     50.0%     65.0%     80.0%    100.0%    100.0%
% Using VSB Remodiation          0.0%      4.0%      7.0%     10.0%     14.0%     14.0%     14.0%
Total VSB Remodiation            0.0       0.1       0.3       0.5       0.9       1.1       1.1
Average Royalty Fee             $1.50     $1.50     $1.50     $1.50     $1.50     $1.50     $1.50
                               ------    ------    ------    ------    ------    ------    ------
Royalty Income                  $0.0      $0.2      $0.4      $0.8      $1.3      $1.7      $1.7

TVs
Market Size                     25.0      25.0      25.0      25.0      25.0      25.0      25.0
% Digital                        1.0%      4.0%      7.0%     10.0%     14.0%     20.0%     24.0%
% Using VSB Demodulation       100.0%    100.0%    100.0%    100.0%    100.0%    100.0%    100.0%
Total VSB Demodulation           0.3       1.0       1.8       2.5       3.5       5.0       6.0
% Zenith (No Royalties)         10.0%     10.0%     10.0%     10.0%     10.0%     10.0%     10.0%
Average Royalty Fee             $5.00     $5.00     $5.00     $5.00     $5.00     $5.00     $5.00
                               ------    ------    ------    ------    ------    ------    ------
Royalty Income                  $1.1      $4.5      $7.9     $11.3     $15.8     $22.5     $27.0

PCs
Market Size                     11.0      13.0      14.5      16.0      17.8      19.6      21.5
% Digital                      100.0%    100.0%    100.0%    100.0%    100.0%    100.0%    100.0%
% Using VSB Demodulation         0.0%     15.0%     40.0%     60.0%     75.0%     75.0%     75.0%
Total VSB Demodulation           0.0       2.0       5.8       9.6      13.3      14.7      16.1
Average Royalty Fee             $2.50     $2.50     $2.50     $2.50     $2.50     $2.50     $2.50
                               ------    ------    ------    ------    ------    ------    ------
Royalty Income                  $0.0      $4.9     $14.5     $24.0     $33.3     $36.7     $40.3

Add-In Cards
Market Size                       NA        NA        NA        NA        NA        NA        NA
% Digital                         NA        NA        NA        NA        NA        NA        NA
% Using VSB Demodulation          NA        NA        NA        NA        NA        NA        NA
Total VSB Demodulation           1.0       1.3       1.5       1.8       2.0       1.7       1.2
Average Royalty Fee             $1.00     $1.00     $1.00     $1.00     $1.00     $1.00     $1.00
                               ------    ------    ------    ------    ------    ------    ------
Royalty Income                  $1.0      $1.3      $1.5      $1.8      $2.0      $1.7      $1.2

Video Recorders/DVD-R
Market Size                     15.0      15.0      15.0      15.0      15.0      15.0      15.0
% Digital                        1.0%      5.0%     10.0%     15.0%     20.0%     30.0%     40.0%
% Using VSB Remod/Demod         50.0%     80.0%    100.0%    100.0%    100.0%    100.0%    100.0%
Total VSB Remod/Demod            0.1       0.6       1.5       2.3       3.0       4.5       6.0
% Zenith (No Royalties)          3.5%      3.5%      3.5%      3.5%      3.5%      3.5%      3.5%
Average Royalty Fee             $5.00     $5.00     $5.00     $5.00     $5.00     $5.00     $5.00
                               ------    ------    ------    ------    ------    ------    ------
Royalty Income                  $0.4      $2.9      $7.2     $10.9     $14.5     $21.7     $29.0
-------------------------------------------------------------------------------------------------
Note: Consumer electronic component roll-out is substantially per Forrester Research, Inc., a Cambridge, Massachusetts based high technology research firm. See accompanying notes.
















































PETER J. SOLOMON COMPANY

                               PROJECTED ELECTRO
--------------------------------------------------------------------------------
                             GOING CONCERN ANALYSIS

SUMMARY VALUATION: VSB TECHNOLOGY BASE CASE
-----------------------------------------------------------------------------------------------
(AMOUNTS IN MILLIONS, EXCEPT AVERAGE ROYALTY FEES)

                                 2006      2007      2008      2009      2010      2011     Total
                               ------    ------    ------    ------    ------    ------    ------
DOMESTIC
Cable Box    Box Type:   QAM
Market Size                       8.0      8.0       8.0       8.0        8.0      8.0
% Digital                      100.0%    100.0%    100.0%    100.0%     100.0%   100.0%
% Using VSB Remodiation         14.0%     14.0%     14.0%     14.0%      14.0%    14.0%
Total VSB Remodiation            1.1       1.1       1.1       1.1        1.1      1.1
Average Royalty Fee             $1.50     $1.50     $1.50     $1.50     $1.50     $1.50
                               ------    ------    ------    ------    ------    ------
Royalty Income                  $1.7      $1.7      $1.7      $1.7      $1.7      $1.7     $16.2

TVs
Market Size                     25.0      25.0      25.0      25.0      25.0      25.0
% Digital                       28.0%     32.0%     42.0%     52.0%     62.0%     75.0%
% Using VSB Demodulation       100.0%    100.0%    100.0%    100.0%    100.0%    100.0%
Total VSB Demodulation           7.0       8.0      10.5      13.0      15.5      18.8
% Zenith (No Royalties)         10.0%     10.0%     10.0%     10.0%     10.0%     10.0%
Average Royalty Fee             $5.00     $5.00     $5.00     $5.00     $5.00     $5.00
                               ------    ------    ------    ------    ------    ------
Royalty Income                 $31.5     $36.0     $47.3     $58.5     $69.8     $84.4     $417.4

PCs
Market Size                     23.7      26.0      28.6      31.5      34.6      38.1
% Digital                      100.0%    100.0%    100.0%    100.0%    100.0%    100.0%
% Using VSB Demodulation        75.0%     75.0%     75.0%     75.0%     75.0%     75.0%
Total VSB Demodulation          17.7      19.5      21.5      23.6      26.0      28.6
Average Royalty Fee             $2.50     $2.50     $2.50     $2.50     $2.50     $2.50
                               ------    ------    ------    ------    ------    ------
Royalty Income                 $44.4     $48.8     $53.7     $59.1     $65.0     $71.5     $496.0

Add-In Cards
Market Size                       NA        NA        NA        NA        NA        NA
% Digital                         NA        NA        NA        NA        NA        NA
% Using VSB Demodulation          NA        NA        NA        NA        NA        NA
Total VSB Demodulation           0.7       0.2       0.0       0.0       0.0       0.0
Average Royalty Fee             $1.00     $1.00     $1.00     $1.00     $1.00     $1.00
                               ------    ------    ------    ------    ------    ------
Royalty Income                  $0.7      $0.2      $0.0      $0.0      $0.0      $0.0     $11.3

Video Recorders/DVD-R
Market Size                     15.0      15.0      15.0      15.0      15.0      15.0
% Digital                       50.0%     60.0%     70.0%     80.0%     90.0%    100.0%
% Using VSB Remod/Demod        100.0%    100.0%    100.0%    100.0%    100.0%    100.0%
Total VSB Remod/Demod            7.5       9.0      10.5      12.0      13.5      15.0
% Zenith (No Royalties)          3.5%      3.5%      3.5%      3.5%      3.5%      3.5%
Average Royalty Fee             $5.00     $5.00     $5.00     $5.00     $5.00     $5.00
                               ------    ------    ------    ------    ------    ------
Royalty Income                 $36.2     $43.4     $50.7     $57.9     $65.1     $72.4    $412.2
-------------------------------------------------------------------------------------------------
Note: Consumer electronic component roll-out is substantially per Forrester Research, Inc., a Cambridge, Massachusetts based high technology research firm. See accompanying notes.

PETER J. SOLOMON COMPANY

                               PROJECTED ELECTRO
--------------------------------------------------------------------------------
                             GOING CONCERN ANALYSIS

SUMMARY VALUATION: VSB TECHNOLOGY BASE CASE
-----------------------------------------------------------------------------------------------
(AMOUNTS IN MILLIONS, EXCEPT AVERAGE ROYALTY FEES)

                                 1999      2000       2001     2002      2003      2004      2005
                               ------    ------    ------    ------    ------    ------    ------
DOMESTIC
DVD-P
Market Size                      0.4       0.7       0.7       0.7       0.0       0.0       0.0
% Digital                      100.0%    100.0%    100.0%    100.0%      0.0%      0.0%      0.0%
% Using VSB Remod/Demod         10.0%     20.0%     40.0%     60.0%      0.0%      0.0%      0.0%
Total VSB Remod/Demod            0.0       0.1       0.3       0.4       0.0       0.0       0.0
Average Royalty Fee             $5.00     $5.00     $5.00     $5.00     $0.00     $0.00     $0.00
                               ------    ------    ------    ------    ------    ------    ------
Royalty Income                  $0.2      $0.7      $1.4      $2.1      $0.0      $0.0      $0.0

CONVERTERS
Market Size                      NA        NA        NA        NA        NA        NA        NA
% Digital                        NA        NA        NA        NA        NA        NA        NA
% Using VSB Demodulation         NA        NA        NA        NA        NA        NA        NA
Total VSB Demodulation           0.3       0.4       0.5       1.9       2.2       2.5       3.8
Average Royalty Fee             $5.00     $5.00     $5.00     $5.00     $5.00     $5.00     $5.00
                               ------    ------    ------    ------    ------    ------    ------
Royalty Income                  $1.5      $2.0      $2.5      $9.5     $11.0     $12.5     $19.0

SATELLITE BOX
Market Size                      1.5       1.5       1.5       1.5       1.5       1.3       1.1
% Digital                      100.0%    100.0%    100.0%    100.0%    100.0%    100.0%    100.0%
% Using VSB Demodulation         4.7%     20.0%     40.0%     60.0%     86.7%    100.0%    100.0%
Total VSB Demodulation           0.1       1.5       1.5       1.5       1.3       1.3       1.1
Average Royalty Fee             $5.00     $5.00     $5.00     $5.00     $5.00     $5.00     $5.00
                               ------    ------    ------    ------    ------    ------    ------
Royalty Income                  $0.4      $7.5      $7.5      $7.5      $6.5      $6.5      $5.5

  Assumed Sharing Rate: 1.0%

TOTAL PRE-TAX INCOME            $4.5     $23.6     $42.5     $67.1     $83.6     $102.2    $122.4

-------------------------------------------------------------------------------------------------
Note: Consumer electronic component roll-out is substantially per Forrester Research, Inc., a Cambridge, Massachusetts based high technology research firm. See accompanying notes.


PETER J. SOLOMON COMPANY

                               PROJECTED ELECTRO
--------------------------------------------------------------------------------
                             GOING CONCERN ANALYSIS

SUMMARY VALUATION: VSB TECHNOLOGY BASE CASE
-----------------------------------------------------------------------------------------------
(AMOUNTS IN MILLIONS, EXCEPT AVERAGE ROYALTY FEES)

                                 2006      2007       2008     2009      2010      2011     Total
                               ------    ------    ------    ------    ------    ------    ------
DOMESTIC
DVD-P
Market Size                      0.0       0.0       0.0       0.0       0.0       0.0
% Digital                        0.0%      0.0%      0.0%      0.0%      0.0%      0.0%
% Using VSB Remod/Demod          0.0%      0.0%      0.0%      0.0%      0.0%      0.0%
Total VSB Remod/Demod            0.0       0.0       0.0       0.0       0.0       0.0
Average Royalty Fee             $0.00     $0.00     $0.00     $0.00     $0.00     $0.00
                               ------    ------    ------    ------    ------    ------
Royalty Income                  $0.0      $0.0      $0.0      $0.0      $0.0      $0.0     $4.4

CONVERTERS
Market Size                      NA        NA        NA        NA        NA        NA
% Digital                        NA        NA        NA        NA        NA        NA
% Using VSB Demodulation         NA        NA        NA        NA        NA        NA
Total VSB Demodulation           3.9       3.7       3.0       3.0       3.0       3.0
Average Royalty Fee             $5.00     $5.00     $5.00     $5.00     $5.00     $5.00
                               ------    ------    ------    ------    ------    ------
Royalty Income                 $19.5     $18.5     $15.0     $15.0     $15.0     $15.0     $156.0

SATELLITE BOX
Market Size                      0.9       0.7       0.5       0.3       0.1       0.0
% Digital                      100.0%    100.0%    100.0%    100.0%    100.0%    100.0%
% Using VSB Demodulation       100.0%    100.0%    100.0%    100.0%    100.0%    100.0%
Total VSB Demodulation           0.9       0.7       0.5       0.3       0.1       0.0
Average Royalty Fee             $5.00     $5.00     $5.00     $5.00     $5.00     $5.00
                               ------    ------    ------    ------    ------    ------
Royalty Income                  $4.5      $3.5      $2.5      $1.5      $0.5      $0.0     $53.9

  Assumed Sharing Rate: 1.0%

TOTAL PRE-TAX INCOME           $137.0    $150.6    $169.1    $191.7    $214.9    $242.4    $1,551.6

-------------------------------------------------------------------------------------------------
Note: Consumer electronic component roll-out is substantially per Forrester Research, Inc., a Cambridge, Massachusetts based high technology research firm. See accompanying notes.

PETER J. SOLOMON COMPANY


                                PROJECT ELECTRO
-------------------------------------------------------------------------------
                    Risks and Opportunities of Business Plan



                Opportunities                                             Risks
                -------------                                             -----
- Higher than projected market adoption and           - Inability to meet business plan sales and
  royalty rates for VSB technology.                     margin projections.

- Improvement in Company operating margins            - Inability to attract and retain necessary,
  beyond business plan projections.                     qualified personnel.

- Realization of asset sale proceeds in excess        - Inability to smoothly implement new sourcing
  of plan (NWS, manufacturing and assembly              strategy and exit manufacturing facilities.
  plants, real estate).

- Availability of credit terms more advantageous      - Inability to identify and reach acceptable
  than projection.                                      terms with sources for finished goods and/or
                                                        components in accord with business plan
                                                        projections (e.g., 25" and 27" product,
                                                        pricing assumptions).

PETER J. SOLOMON COMPANY


                                PROJECT ELECTRO
-------------------------------------------------------------------------------
                    Risks and Opportunities of Business Plan



                 Opportunities                                            Risks
                 -------------                                            -----
- Realization of new cash flows from existing         - Inability to realize proceeds from the disposition
  but uncommercialized technologies and                 of assets at least equal to business plan projections.
  aggressive licensing of Company trademark.
                                                      - Inability to receive and maintain credit terms with
                                                        suppliers and lenders in accord with business plan
                                                        projections and maintain working capital at levels
                                                        equal to industry "best practices".

                                                      - VSB adoption rates and/or royalty prices below business
                                                        plan projections.

                                                      - Substantial shift in market demand for Company's
                                                        products.

                                                      - Diminution or interruption of tuner patent royalty
                                                        stream.

                                                      - Price erosion for TVs continues at historical average
                                                        (approximately 5-6%) instead of declining as projected
                                                        in the business plan.

PETER J. SOLOMON COMPANY


                                PROJECT ELECTRO
-------------------------------------------------------------------------------
                     VSB Valuation Approach and Assumptions


                                  Introduction


- Three primary applications drive the value of owning VSB technology: televisions, consumer PCs and VCRs. Other applications exist, such as PC add-in cards and satellite set-top boxes, but are peripheral to the primary three because of their lower license fee potential.


- The key issues in establishing a range of value for the VSB technology are:

      - Assumptions regarding market sizes for various applications and market acceptance/adoption rates;

      - Appropriate royalty rate structures for each application; and

      - Appropriate discount rates.


- In assessing each of these key issues, PJSC reviewed publicly available data and spoke with Zenith corporate and technical management as well as a range of third party experts including, among others:

      - Forrester Research, Inc.;

      - McKinsey Consulting;

      - Pittiglio Rabin Todd & McGrath; and

      - Price Waterhouse (previously commissioned study).

PETER J. SOLOMON COMPANY

                                PROJECT ELECTRO
-------------------------------------------------------------------------------
                     VSB VALUATION APPROACH AND ASSUMPTIONS

                              I. VSB MARKET MODEL

o PJSC'S VSB market model assumptions were derived through:

- Discussions with Company management regarding technical and regulatory parameters of VSB and anticipated commercial applications.

- Follow up discussions with Wall Street equity market and technical analysts for an overview of market perceptions of VSB technology.

- Detailed discussions among Forrester Research, Inc. and Company technical and business managers to identify significant applications and estimate adoption rates.

- Discussions with Company counsel regarding patent and intellectual property issues.

- Follow up conference among Company and LG technology experts.

PETER J. SOLOMON COMPANY

                                PROJECT ELECTRO
-------------------------------------------------------------------------------
                     VSB VALUATION APPROACH AND ASSUMPTIONS

o The VSB model is based on the following assumptions concerning the roll-out of individual applications:

TVs: Assumes a conservative roll out of digital television sets but assumes that 100% of digital television sets sold will include a VSB demodulator.

PCs: Assumes no royalty revenues from PC based VSB licensing fees in 1999. With respect to 2000-2002, assumes as follows:

- In 2000, 50.0% of all consumer PCs sold will be over $1,000. Of those, approximately 40.0% will have television receiver capability. 75.0% of those will have digital television capability.

- In 2001, 50.0% of all consumer PCs sold will be over $800. Of those 80.0% will have television receiver capability, all of which will be digital.

- In 2002, 50% of all consumer PCs sold will be over $600. Of those 100% will have digital television receiver capability. In addition some computers under $600 will likewise have digital television capability.

- All PCs with digital television capability will be VSB enabled.

- Based upon assumptions, proposed by Forrester Research, Inc., that dominant market players in the PC industry including Intel and Microsoft have plans to incorporate VSB into their offerings.

VIDEO RECORDERS: Assumes video recorder market becomes 100% digital by 2011 and that digital video recorders aggressively adopt VSB modulation.

PETER J. SOLOMON COMPANY

                                PROJECT ELECTRO
-------------------------------------------------------------------------------
                     VSB VALUATION APPROACH AND ASSUMPTIONS


CABLE BOXES: Assumes cable operators continue to prefer QAM modulation to VSB; also assumes a certain percentage of cable boxes will utilize VSB remodulators to deliver VSB signals to digital TVs (assumes DTVs do not include "cable ready" QAM demodulation).

o PJSC's VSB model includes an assumed 1.0% royalty fee sharing arrangement with LGE involving HDTV standard patent development based upon an existing agreement.

o The VSB model projects royalty revenues through 2011 when the first of VSB patents expires.

PETER J. SOLOMON COMPANY


                                PROJECT ELECTRO
--------------------------------------------------------------------------------
                    VSB VALUATION APPROACH AND ASSUMPTIONS

                          II. Royalty Rate Assumptions

- The ultimate determination of appropriate royalty rates structures for the use of VSB in each application is a business decision for Company management. Management will need to set royalty rates based upon prevailing market conditions and corporate decisions to implement volume or cost-based discounts to encourage adoption of VSB.

- The Company is currently in the process of determining royalty rate structures for each assumed application. Before being finally set, VSB royalty structures may require further management review and strategic consideration.

- To estimate appropriate royalty rates, PJSC utilized the following royalty rate assumptions:

   - Royalty rate structures are governed by general undertaking to FCC that royalty rates will be "reasonable" and "non-discriminatory".

   - Royalties accruing to the Company for non-PC applications are based on management's estimates of royalty rates: $4-6 per demodulation (including demodulation/remodulation) device (e.g., TVs, VCRs) and $1-2 per remodulation device (e.g. cable and satellite boxes).

   - Digital televisions and digital VCRs are assumed to be a higher margin, more inelastic markets for VSR technology than PCs. Accordingly, PJSC used a flat $5.00 per license royalty rate assumption.

PETER J. SOLOMON COMPANY


                                PROJECT ELECTRO
--------------------------------------------------------------------------------
                    VSB VALUATION APPROACH AND ASSUMPTIONS

   - With respect to the implementation of VSB, Company management believes that the market for consumer PCs has a considerably higher elasticity of demand than TVs and VCRs. This characteristic occurs because VSB, or any form of TV reception, is of secondary importance to a fully functional PC. Moreover, in the PC context significant risk exists that PC manufacturers may engineer around the need to utilize VSB. On the other hand, with respect to TVs, because the FCC has adopted VSB as the digital television standard for terrestrial broadcast, TV manufacturers are unlikely to build TVs unable to receive terrestrial broadcast signals.

   - To approximate the assumed market conditions for PCs, a flat royalty rate of $2.50 per license is assumed.

PETER J. SOLOMON COMPANY

                                PROJECT ELECTRO
                     VSB VALUATION APPROACH AND ASSUMPTIONS

                              III. Discount Rates

o    Range of discount rates applied: 20% to 40%

     - 20% represents an estimated minimum "hurdle rate" for hedge funds and higher risk investors.

     - 40% represents an estimated venture capital "hurdle rate".

     - VSB technology is, in many ways, analogous to a biotechnology company with regulatory approval and uncertain commercialization prospects and, as yet, no cash flow.

o In valuing publicly traded biopharmaceutical and technology companies, equity research analysts have used the following discount rates (each company has sales less than $1 million and market capitalization greater than $200 million.


          Company                      Date of Report       Discount Rate
          -------                      --------------       -------------
          Coulter Pharmaceuticals      10/16/97                 30%
          PathoGenesis Corporation     7/9/97                   25%
          Pharmacyclics, Inc.          10/1/97                  40%
          Triangle Pharmaceuticals     11/26/96                 30%

     - Technology consultants have advised that later stage biotechnology companies and/or pharmaceutical concerns have "removed" substantial risk from their projected cash flows by the time they are approaching final FDA approval. The approval process requires significant financial commitment. These companies

PETER J. SOLOMON COMPANY


                                PROJECT ELECTRO
-------------------------------------------------------------------------------
                     VSB VALUATION APPROACH AND ASSUMPTIONS



  have pre-investigated product formulation, market testing and consumer acceptance. In such circumstances, discount rates approximate 3x to 5x the "risk free rate" (approximately 19.5%-32.5%).

- In M&A transactions involving established bio-pharmaceutical and bio-technology companies, financial advisors have used the following discount rates when performing discounted cash flow analysis to determine valuation parameters for fairness opinions.


Company                             Transaction Date        Discount Rates
-------                             ----------------        --------------
Applied Immune Sciences, Inc.           10/24/95               35% - 55%
Viagene, Inc.                           8/15/95                15% - 30%
Immunex Corporation                     5/4/93                 18% - 21%
Genetics Institute, Inc.                9/19/91                25% - 40%

PETER J. SOLOMON COMPANY


                                PROJECT ELECTRO
-------------------------------------------------------------------------------
                     VSB VALUATION APPROACH AND ASSUMPTIONS



- In assessing the value of a new technology like VSB, technology consultants typically review a range of factors relating to projected revenues of the new technology. These factors, and the categorization of VSB within them are as follows:

Parameter                             Range                                       VSB
---------                             -----                                       ---
Source of revenue                     (product, service, license royalties)       Technology license royalty

Rate of technology adoption           (high - low variability)                    Medium to high variability

Competitive technology acceptance     (high - low)                                Low to medium
risk

Maturity of technology                (fully developed - many risks still exist)  Most risks have been solved

Patent or trade secret protection     (high - low)                                High

Regulatory environment                (fully regulated - unregulated)             Mildly regulated

PETER J. SOLOMAN COMPANY


                                PROJECT ELECTRO
-------------------------------------------------------------------------------
                            ANALYSIS OF LG PROPOSAL

                        Potential Strategic Alternatives


* Although the Board did not direct PJSC to undertake a formal sale process, at the Boards direction, PJSC together with management did meet or speak with a number of industry participants about their interest, if any, in acquiring, some or all of the assets of the Company or engaging in some other form of strategic transaction.

*  These parties included, among others:

   - Philips Electronics

   - Thomson Consumer Electronics

   - Sony

   - Hitachi

   - Toshiba

   - Microsoft

   - Samsung

   - Matsushita/Panasonic

PETER J. SOLOMON COMPANY


                                PROJECT ELECTRO
--------------------------------------------------------------------------------
                            ANALYSIS OF LG PROPOSAL

                        Potential Strategic Alternatives

- Certain of the companies contacted have expressed a willingness to continue a dialogue regarding more limited transactions including:

   -  Potential sourcing relationships

   -  Specified asset purchases

   -  Acquisition of specific operations or divisions

   -  Technology development joint ventures

- No party indicated a desire to move forward to acquire all or substantially all of the Company.

PETER J. SOLOMON COMPANY


                                PROJECT ELECTRO
--------------------------------------------------------------------------------
                            ANALYSIS OF LG PROPOSAL

GOING CONCERN IMPLIED EQUITY VALUATION UNDER LG PROPOSAL
--------------------------------------------------------------------------------
(Dollars in Millions)

                                                   SUMMARY
                                           GOING CONCERN VALUATION
                                           -----------------------
Enterprise Value(a)                                 $127.0
Domestic VSB Technology Value(b)                     186.0
                                                    ------
  Total Value                                       $313.0
                                                    ======

REORGANIZED ELECTRO DEBT PER LG PROPOSAL
Secured Working Capital Facility                    $100.0
Restructured LG Notes(c)                             152.7
Subordinated Debentures(c)                            40.0
New LG Financing(d)                                   30.0
                                                    ------
  Total                                             $322.7

Implied Equity of Reorganized Electro                 (9.7)

--------------------------------------------------------------------------------
(a) Per Electro Business Plan, dated April 16, 1998. Business plan is adjusted to exclude projected VSB royalties. Enterprise value based on 14.0x EBIT multiple and a 12.0% discount rate equal to the weighted average cost of capital (WACC) of the comparable company group.
(b) VSB valuation assumes a $2.50 PC royalty fee, 25.0% discount rate applied to royalty fee income cash flows through 2011 and availability of Company NOLs to shelter VSB and operating cash flow. Excludes any potential value for international VSB royalties.
(c)  Assumes par value. Market may be lower.
(d) Assumed average outstanding balance for 1998-1999 under LG's $60.0 million facility.

PETER J. SOLOMON COMPANY


                                PROJECT ELECTRO
-------------------------------------------------------------------------------
                      ANALYSIS OF LG PROPOSAL (AS REVISED)



-------------------------------------------------------------------------------
(DOLLARS IN MILLIONS)


                                                                             PROPOSED
                                           ESTIMATED                         TREATMENT
                                         CLAIM AMOUNT                    UNDER LG PROPOSAL
                                         ------------                    -----------------
CITIBANK SECURED DEBT                        $ 88.0                           $100.0 (A)

LG CLAIMS AND INTERESTS

  SECURED
    Secured Guarantee of Demand Notes        $102.0
    Secured Guarantee of Leverage Lease       112.3
    Direct Loans                               45.0         LG Claims and Interests:
                                             ------
      Subtotal                               $259.3         Exchanged for (i) $152.7 in restructured
                                                            Notes, (ii) 100.0% of the equity of reorganized
  UNSECURED                                                 Zenith, (iii) ownership of Reynosa plant ($56.6MM
    Extended Payables                        $140.0         credit against claims) and (iv) general release
    Servicing Fees                             10.0         (approximately 51.1% recovery)
                                             ------
      Subtotal                               $150.0
                                             ------
  Total LG Claims                            $409.3

  GENERAL UNSECURED CLAIMS
    Trade Payables                             75.0         Unimpaired
    Accruals                                  150.0

    6 1/4 Subordinated Convertible
      Debentures                              103.5         $40.0 million new 6 1/2% subordinated debentures
                                                            due 2010

    Common Equity                                           Cancelled



-------------------------------------------------------------------------------
(a) LG Proposal assumes $100.0 million working capital facility.

PETER J. SOLOMON COMPANY


                                PROJECT ELECTRO
-------------------------------------------------------------------------------
                        PRELIMINARY LIQUIDATION ANALYSIS

_______________________________________________________________________________
(DOLLARS IN MILLIONS)

                                   ESTIMATED              ESTIMATED
                                   VALUE AT            ASSET RECOVERY
                                   3/28/98(a)         FROM LIQUIDATION
                                   ----------         ----------------
ASSETS
MARKETABLE ASSETS
 VSB Technology(tax-affected)(b)                          $45.2
 Network Systems(c)                                        20.0
 Trademark & Distribution(d)                               42.0
 Tuner Patent(e)                                           49.1
 Other Intangibles(f)                                       0.7
 Flat Tension Mask(f)                                       2.1

                                        ESTIMATED
CURRENT ASSETS                          % RECOVERY
                                        ----------
 Cash                         $0.0                        0.0
 Accounts Receivable(g)      169.4       65.0%          110.1
 Inventories(h)
  Finished Goods              35.4       75.0%           26.6
  Finished CRTs               38.8       50.0%           19.4
  Work in Process             40.8        5.0%            2.0
  Raw Materials               43.1       15.0%            6.5

FIXED ASSETS
  Real Estate(i)                         58.9
  Furniture, Fixture and Equipment(j)    47.7
                                       ------
  Gross Asset Recovery                 $430.3
                                       ======

_______________________________________________________________________________
Note: Excludes "Other Assets" which represents the book gain on sale of certain assets.
(a) All estimated values subject to substantial due diligence and review.
(b) Represents present value discounted to 1/1/98. Assumes 38.0% tax rate. Value assumes a 35.0% discount rate, and royalty rates lower than Company base case.
(c) Represents approximate book value.
(d) Assumes liquidation will result in a 50.0% decrease in market share to 5.0% and a 2.0% market share contraction, a 25 million domestic television market, a $300/television unit price, and a strategic buyer that has a weighted average cost of capital of 12.0% and an incremental tax rate of 38.0%.
(e) Represents low-end of present value range discounted to 1/1/98. Assumes $26.0 million in annual royalty income in 1998 and 1999 and assumes royalty income decreases proportionate to the roll-out of digital television through the life of the tuner patents (6/30/03) discounted at 20%. Assumes 38.0% tax rate. Digital television roll-out is per Forrester Research, Inc. a Cambridge based technology research firm.
(f) Per Company senior patent counsel. Other intangibles relates primarily to touch-screen technology. Represents 50.0% of management's estimate of fair market value.
(g) Includes $149.7MM of transferor certificates at 3/31/98.
(h) Inventories at book value: $158.1MM as of 3/28/98.
(i) Per Insignia/ESG at liquidation. Including a substantial portion of equipment subject to leverage lease and not by the Company.
(j) Per Greenwich Industrial Services.

PETER J. SOLOMON COMPANY

                                PROJECT ELECTRO
                        PRELIMINARY LIQUIDATION ANALYSIS

-------------------------------------------------------------------------------------------------
(Dollars in Millions)
GROSS ASSET RECOVERY                                                     $430.3

LESS: LIQUIDATION EXPENSES, & ADMINISTRATIVE AND PRIORITY TAX CLAIMS
Administrative Costs
 Professional Fees (a)                                                    $33.0
 Corporate Overhead (b)                                                    23.8
 Trustee Fees (c)                                                           7.7
 Brokerage Fees (d)                                                        25.8
 Wind Down Costs (e)                                                        6.2
 Warranty (f)                                                              18.3
 WARN Act (Melrose Only)                                                   19.0
 Environmental (f)                                                         40.1
                                                                         ------
   Subtotal                                                               173.9
                                                                         ------
LIQUIDATION PROCEEDS AVAILABLE FOR DISTRIBUTION TO SECURED CREDITORS     $256.4

SECURED DEBT                                                Claim                     % Recovery
                                                           ------                     ----------
 Citibank                                                   $97.2         $97.2          100.0%

 Proceeds available for secured creditors after Citibank                 $159.2

 LG Guarantee of Demand Note (Par)                          102.0          62.6            61.4%
 LG Guarantee of Leverage Lease                             112.3 (g)      68.9            61.4%
 LG Direct Loans                                             45.0          27.6            61.4%
                                                           ------        ------           -----
Total Secured Debt                                         $356.5        $256.4
                                                           ======        ======

Liquidation Proceeds Available for Priority Claims and
  Unsecured Creditors and Equity                                           $0.0
-------------------------------------------------------------------------------------------------

(a) Assumes 24 month liquidation, $2,000,000 in fees each month in the first 6 months, $1,500,000 in fees the next 6 months and $1,000,000 in fees the next 12 months.

(b) Represents 50.0% of 1998 projected Electro general and administrative costs.

(c) Assumed as 3.0% of net liquidation proceeds.

(d) Brokerage fees assumed at 6.0% of gross asset value.

(e) Real estate taxes plus on-site security and wind down teams at each location during an average nine month disposition period.

(f) Per Electro management. Payment assumed to be necessary to achieve liquidation value.

(g) Secured claim reflecting LG's guarantee of the leverage lease will equal the value of the leverage lease equipment. Any deficiency claim will be treated as unsecured.


                                    Page 23